Exhibit 23.1


           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in the Form 8-K current report (File No. 0-27351) of Xerion EcoSolutions Group Inc. our report dated May 11, 2005 related to the audited financial statements of Town House Land Limited for the years ended December 31, 2004 and 2003.


/s/ Murrell, Hall, McIntosh & Co., PLLP


Oklahoma City, Oklahoma
October 24, 2005